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                                                                  EXHIBIT 10.34

                            EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is entered into as of May 8, 1996 by and among Republic Industries Inc., a Delaware corporation, and its assigns (the "Company"), and Steven R. Berrard ("Employee").


                                  RECITALS

         On the date hereof, the Company entered into a Merger Agreement with AutoNation Incorporated, a Florida corporation ("AutoNation") and certain other parties pursuant to which AutoNation will become a wholly-owned subsidiary of the Company, and the Company also entered into a Loan Agreement with AutoNation pursuant to which the Company has committed to loan to AutoNation all of AutoNation's cash requirements for a period of several months pending closing of the transactions contemplated by the Merger Agreement. The Employee currently is employed by AutoNation as its President and Chief Executive Officer. AutoNation is developing a vehicle retailing business and related businesses. Pending the closing of the Company's acquisition of AutoNation, the Company (a) may acquire other businesses which are engaged in used vehicle retailing or related lines of business, (b) will need to consult with financial analysts, investors, the media, and other interested persons about AutoNation and the vehicle retailing industry, and (c) will be loaning substantial sums to AutoNation pursuant to the Loan Agreement. Accordingly, the Company desires to have the Employee available to perform services relating to the foregoing from time to time, and is willing to compensate Employee for such services pending the closing of the Company's acquisition of AutoNation.


                               TERMS OF AGREEMENT

         In consideration of the premises, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ Employee as a Vice President and Employee agrees to be so employed. Until the closing of the Company's acquisition of AutoNation, the Employee also shall continue to be employed by AutoNation. In consideration of Employee's services hereunder, the Company shall assume from AutoNation the obligation to pay to the Employee the annual bonus due to such Employee pursuant to the terms of Employee's employment with AutoNation in an amount not to exceed 25% of the Employee's base salary with AutoNation (which base salary currently is $750,000), to be paid at such time as AutoNation normally pays its bonuses. Employee also shall be entitled to such benefits as may be offered to comparable employees of the Company from time to time, except for benefits (such as group health insurance) which are duplicative of or substantially similar to benefits provided to Employee by AutoNation. In


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addition, the Company hereby grants to the Employee options to purchase 214,286 shares of common stock, $0.01 par value, of the Company pursuant to the Company's 1995 Employee Stock Option Plan (the "Plan") at an exercise price of $35.00 per share (being the closing price per share of the Company's common stock on May 7, 1996), subject to adjustment for any stock splits or dividends set forth in the Plan. Such options shall vest over a four period, and so long as the Employee remains an employee of the Company, 25% of such options shall be exercisable on May 8 of each of 1997, 1998, 1999 and 2000, and all options shall otherwise be subject to all terms and conditions of the Plan.

         In the event that the Merger Agreement is terminated, then, effective as of the date the Merger Agreement is terminated, at the Company's option, (i) the Employee's employment and obligations hereunder shall be terminated, (ii) the Company's obligation to pay the Employee's bonus shall be assigned back to AutoNation, and (iii) all stock options granted to Employee to purchase shares of the Company's common stock shall be terminated. Upon termination of the Merger Agreement, the Company shall indemnify and hold Employee harmless from and against any and all claims, losses, liabilities and damages of any kind whatsoever incurred or suffered as a result of or arising out of Employee's status as an Employee of the Company.

         2. Termination.

         (a) For Cause. At any time the Company shall have the right to terminate the employment of the Employee hereunder, and to discharge the Employee for "cause" as hereinafter defined. Upon any such termination by the Company, the Employee or his legal representatives shall not be entitled to receive any additional compensation hereunder. Termination for "cause" shall mean termination because of (i) termination of Employee's employment with AutoNation (or any subsidiary thereof) for any reason, (ii) the Employee's material breach of his covenants contained in this Agreement, (iii) the Employee's repeated failure or refusal to perform the duties and responsibilities required to be performed by the Employee hereunder, after having received written notice thereof, (iv) the commission by the Employee of an act of dishonesty affecting the Company or an act constituting common law fraud or a felony, the result of which the Company shall have been materially adversely affected, (v) the commission by the Employee of an act (other than good faith exercise of business judgment in the exercise of his managerial responsibilities) resulting in material damage to the Company, (vi) the Employee's death, or (vii) the Employee's inability to perform his duties and responsibilities as provided herein due to his physical or mental disability or sickness extending for, or reasonably expected to extend for, greater than three months. Any resignation or other termination of this Agreement by the Employee shall be deemed a termination for "cause."

         (b) Without Cause. At any time, the Company shall have the right to terminate the Employee, and to discharge the Employee without cause, effective upon 30 days' prior written notice to the Employee. Upon the termination of this Agreement without cause, the Employee shall continue to be entitled to be eligible to receive his bonus for the year in which such termination occurs, when and as the same would have been payable hereunder



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but for such termination, provided that the Employee shall only be entitled to such payment as long as he is in compliance with the provisions of Paragraph 3 hereof. Stock options which have vested at the time of termination without cause, if any, shall be exercisable as provided for in the Plan and unvested options, if any, shall continue to vest until fully vested.

         (c) Termination Upon Merger. Unless otherwise earlier terminated pursuant to the terms of this Agreement, effective upon consummation of the Merger contemplated by the Merger Agreement, this Agreement shall automatically terminate. Notwithstanding such termination of this Agreement, the stock options granted to Employee shall remain outstanding and shall continue to be governed by the Plan.

         3. Restrictive Covenants. In consideration of the foregoing, upon the Company's request, Employee agrees to execute a confidentiality agreement and a covenant not to compete agreement with the Company, in form and substance substantially the same as is executed by all other executive employees of the Company from time to time.

         4. Notice. Any notice hereunder shall be deemed given upon hand delivery or two days after it has been mailed by certified mail, postage prepaid, as follows:

                  To the Company:

                  Republic Industries, Inc.
                  200 East Las Olas Boulevard
                  Ft. Lauderdale, FL 33301
                  Attn: Richard L. Handley, General Counsel
                           and Senior Vice President

                  To Employee:

                  Steven R. Berrard
                  AutoNation Incorporated
                  One Financial Plaza, Suite 1700
                  Ft. Lauderdale, FL  33394


         Either party may from time to time by written notice to the other as provided above designate another address which shall be the new address for such notices

         5. Miscellaneous. All modifications and changes to this Agreement shall be in writing and signed by both parties. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements and understandings.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       REPUBLIC INDUSTRIES, INC.

                                       By: /s/ Richard L. Handley
                                          -------------------------------------
                                           Richard L. Handley
                                           Senior Vice President
EMPLOYEE


/s/ Steven R. Berrard
----------------------------
Steven R. Berrard

Agreed and Acknowledged:

AUTONATION INCORPORATED

By:  /s/ Steven Morse
    ------------------------
     Steven Morse
     Senior Vice President



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